EXHIBIT  23(b)





                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TNP Enterprises, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for operating revenues in 1995 and changes in the methods of accounting for income taxes and postretirement benefits in 1993.


                                                     KPMG Peat Marwick LLP



Fort Worth, Texas
December 11, 1996